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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): May 7, 2002



                     Martha Stewart Living Omnimedia, Inc.
             (Exact name of Registrant as specified in its charter)


                        COMMISSION FILE NUMBER 001-15395



Delaware                                       52-2187059
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation)


11 West 42nd Street                             10036
New York, NY                                    (Zip Code)
(Address of principal executive offices)



       Registrant's Telephone Number, Including Area Code: (212) 827-8000


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Item 4. Changes in Registrant's Certifying Accountant.

On May 7, 2002, Martha Stewart Living Omnimedia, Inc. (the "Company") dismissed its independent auditors, Arthur Andersen LLP ("Arthur Andersen") and engaged the services of Ernst & Young LLP ("Ernst & Young") as its new independent auditors for its fiscal year ending December 31, 2002. The Company's Audit Committee of the Board of Directors authorized the dismissal of Arthur Andersen and the engagement of Ernst & Young.

Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000, and the subsequent interim period through the date hereof, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached, as Exhibit 16.1, is a copy of Arthur Andersen's letter, dated May 7, 2002, stating its agreement with such statements.

During the two most recent fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through May 7, 2002, the Company did not consult with Ernst and Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         ( c ) Exhibits.


                Exhibit
                Number                Description
                ------                -----------
                16.1 Letter from Arthur Andersen LLP regarding change in independent auditor



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date May 7, 2002                          Martha Stewart Living Omnimedia, Inc.

                                          By:     /s/ James Follo
                                             ------------------------
                                                 James Follo
                                                 Executive Vice President, Chief
                                                 Financial Officer
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                                 EXHIBIT INDEX

        Exhibit
        Number                                Description
        -------                               -----------
          16.1 Letter from Arthur Andersen LLP regarding change in independent auditor